EXHIBIT 99.1

FOR IMMEDIATE RELEASE
November 23, 2015
Centrus Receives Non-Compliance Notice from NYSE MKT

•	Company remains listed on NYSE MKT

•	Expects strong 4th Quarter revenues

•	Reiterates annual guidance for revenue and cash balance

BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) announced today that on November 17, 2015, it received a letter from the NYSE MKT indicating that it is not in compliance with the continued listing standards as set forth in Sections 1003 (a)(i) and (ii) of the NYSE MKT Company Guide. The notice has no immediate impact on the listing of the Company’s common stock, and Centrus today reiterated its annual guidance for 2015.
“Centrus continues to expect a strong fourth quarter - accounting for about 40 percent of our annual revenue,” said Daniel B. Poneman, Centrus president and chief executive officer. “We are on track to achieve our 2015 annual guidance, with $425 million to $450 million in total revenue and end of year cash and cash equivalents of $175 million to $200 million. We are continuing to book new sales and develop additional sources of supply to serve our customers’ needs. We will submit a plan of compliance to the NYSE MKT reflecting our expectation of the continued expansion of our nuclear fuel business in the years to come.”
The notice from the NYSE MKT indicated that the Company is not in compliance with Sections 1003(a)(i) and (ii) of the NYSE MKT Company Guide since it reported a stockholders’ deficit as of September 30, 2015 and net losses in its fiscal years ended December 31, 2011, 2012 and 2013. The Company will submit a plan of compliance to the NYSE MKT by December 17, 2015, that demonstrates the Company's ability to regain compliance by May 17, 2017.
In reiterating Centrus’ annual guidance, Poneman also noted that:

•	Centrus has repositioned itself to strengthen the business, including by building a new management team focused on business development and future growth.

•	Centrus has strengthened its relationships with customers and suppliers

•	Centrus’ deep technical expertise is a key asset that the company intends to leverage for future growth.

“With an order book that extends many years into the future, Centrus has a solid foundation to build upon as we work to regain our market position and grow our nuclear fuel business in the years ahead,” Poneman concluded.

About Centrus Energy Corp.
Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.
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Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 related to future events. These forward-looking statements including statements regarding our plan to submit a plan to regain compliance with the NYSE MKT listing standards and other statements regarding our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could” or “may” and other words of similar meaning. Forward looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward looking statements. Particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to the limited trading markets in our securities and risks relating to our ability to maintain the listing of our common stock on the NYSE MKT LLC; the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium; risks related to the ongoing transition of our business, risks related to our ability to manage our liquidity without a credit facility; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; uncertainty regarding funding for the American Centrifuge project and the potential for a demobilization or termination of the American Centrifuge project if additional government funding is not provided; uncertainty regarding the timing and structure of the U.S. government program for maintaining a domestic enrichment capability to meet national security requirements and our role in such a program; the impact of actions we have taken or might take in the future to reduce spending on the American Centrifuge project, including increased costs of demobilization, the dependency on government funding or other government support for the American Centrifuge project on Congressional appropriations or on actions by the Department of Energy or Congress; changes in the nuclear energy industry; the impact of volatile financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.
Contacts:
Investors: Don Hatcher (301) 564-3460
Media: Jeremy Derryberry (301) 564-3392